Exhibit 10.1

PATENT PURCHASE AGREEMENT

This Patent Purchase Agreement (“Agreement”) is entered into by and among Antique Books, Inc., with offices at 2 Queens Court, Pittsburgh, PA 15238 (“Seller”), and Robert Thibadeau (“Shareholder”), with offices at 2 Queens Court, Pittsburgh, PA 15238 (collectively, the “Selling Parties”), and Wave Systems Corp., a Delaware corporation with offices at 480 Pleasant Street, Lee, MA 01238 (“Purchaser”) effective May 7, 2010 (“Effective Date”).

The parties agree as follows:

I.                                        DEFINITIONS

1.                                      “Docket File” means information relating to the prosecution or maintenance of the Purchased Patents, including the names and contact information of prosecution counsel and agents, and information relating to deadlines, payments, and filings, which Selling Parties represent to be current as of the Effective Date.  To the extent such information is kept in electronic form, Seller shall work with Purchaser to deliver the information in a format reasonably acceptable to the parties.

2.                                      “Encumbrances” means any and all licenses, covenants not to assert and other rights granted to third parties respecting the Purchased Patents.

3.                                      “Purchased Patents” means those patents and any pending applications set forth in Exhibit 1 to this Agreement, including all foreign corresponding patents and applications therefore now pending (in all countries) claiming the priority date of such patents and all patents (including utility models and certificates of inventorship) resulting from reissues, continuations, divisions, renewals, reexaminations and extensions of such patents or patent applications.

4.                                      “Purchase Price” shall have the meaning set forth in Section III.l.

II.                                   ASSIGNMENT

1.                                      Assignment.  On the Effective Date, Seller shall assign, convey and transfer to Purchaser the Purchased Patents, free and clear of Encumbrances, except as set forth in Section IV. 3 below, by delivering to Purchaser an executed Patent Assignment in the form attached to this Agreement as Exhibit 2.  In addition, Seller hereby transfers to Purchaser, and will deliver to Purchaser on the Effective Date, any and all tangible manifestations of the Purchased Patents, including without limitation all notes, records, files and tangible items of any sort in Selling Parties’ possession or under the control of either Selling Party.  Purchaser shall acquire hereunder all worldwide rights in the Purchased Patents, including without limitation the right to obtain foreign patents with respect to the subject matter of the Purchased Patents.  Selling Parties shall execute and deliver such additional documents, and perform such other acts, as Purchaser may reasonably request for the purpose of perfecting Purchaser’s title to, or reducing to Purchaser’s possession, the assets described in this section.

2.                                      Fees.  Purchaser shall be and remain solely liable for the payment of any maintenance and/or annuities and/or other fees due and/or payable (including any new prosecution fees incurred in the prosecution of any application), incurred on or after the Effective Date with respect to each Purchased Patent.

III.                              PURCHASE PRICE AND PAYMENT

1.                                      Purchase Price.  In consideration for the assignment of the Purchased Patents as provided herein, Purchaser shall pay Seller (US) $1,100,000 (“Purchase Price”) on the Effective Date by wire transfer of the Purchase Price to Seller’s account as instructed.

2.                                      Allocation.  The Purchase Price shall be allocated between the Purchased Patents in the manner set forth on Exhibit 1.

IV.                               SELLING PARTIES’ REPRESENTATIONS, WARRANTIES AND COVENANTS - Selling Parties represent and warrant to Purchaser, and covenant and agree, as follows:

1.                                      Authority.  Selling Parties have the right to make the assignments contemplated by this Agreement, and this Agreement is and will be binding on and enforceable against it in accordance with the terms hereof.

2.                                      Validity.  None of the issued Purchased Patents has ever been found in a post-issuance proceeding to be invalid, unpatentable, or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding; Selling Parties are aware of no third party who asserts that a Purchased Patents is invalid or who is infringing a Purchased Patent; and Seller has not commenced any enforcement action in any court or other tribunal with respect to either of the Purchased Patents.

3.                                      No Encumbrances.  The Purchased Patents are subject to no Encumbrances other than a patent license (“Seagate License”) between Seller as licensor and Seagate Technology LLC, a Delaware limited liability company (“Seagate”).  The Seagate License has not been amended.  Neither Seagate nor Seller is in default with respect to its obligations under the Seagate License, and no circumstances exist that, with notice or the passage of time, will cause Seller to be in default.  Seller hereby assigns its rights under the Seagate License to Purchaser but retains and agrees to timely perform all of its duties under the Seagate License except those that Purchaser may hereafter agree in writing to assume and perform.

4.                                      Authorization.  All corporate action on the part of Seller and its directors and shareholders necessary for the authorization, execution, delivery and performance by

Seller of this Agreement and the performance of all of Seller’s obligations hereunder has been taken.

5.                                      Compliance with Other Instruments.  The execution, delivery and performance of and compliance with this Agreement have not resulted and will not result in a material violation of, conflict with, or constitute a material default under any agreement or other instrument to which a Selling Party is a party or by which it is bound, including without limitation the Seagate License.

6.                                      Governmental Consent.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Seller is required in connection with the valid execution, delivery and performance of this Agreement.

7.                                      Brokers or Finders.  Purchaser has not incurred and will not incur, directly or indirectly, as a result of any action taken by a Selling Party (assuming that no unilateral action is taken by Purchaser), any liability for brokerage or finder’s fees, agents’ commissions or any similar charges in connection with this Agreement.

V.                                    PURCHASER’S REPRESENTATIONS, WARRANTIES AND COVENANTS - Purchaser represents and warrants to Seller and covenants and agrees as follows:

1.                                         Authority.   This Agreement is and will be binding on and enforceable against it in accordance with the terms hereof.

2.                                         Organization and Standing; Articles and Bylaws.  Purchaser is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  Purchaser has the requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted.

3.                                         Authorization.  All corporate action on the part of Purchaser and its directors necessary for the authorization, execution, delivery and performance by Purchaser of this Agreement have been taken.

4.                                         Compliance with Other Instruments.  The execution, delivery and performance of and compliance with this Agreement by Purchaser have not resulted and will not result in a material violation of, conflict with, or constitute a material default under any agreement or other instrument to which Purchaser is a party or by which it is bound.

5.                                         Governmental Consent.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Purchaser is required in connection with the valid execution, delivery and performance of this Agreement.

6.                                         Brokers or Finders.  No Selling Party has incurred or will incur, directly or indirectly, as a result of any action taken by Purchaser (assuming that no unilateral action is taken by the Selling Party), any liability for brokerage or finder’s fees, agents’ commissions or any similar charges in connection with this Agreement.

VI.                                  INDEMNITY

1.                                         By Selling Parties.  Selling Parties jointly and severally agree to indemnify Purchaser and its officers and directors with respect to, and hold them harmless and defend them from, all claims and causes of action (and related attorney fees and expenses) arising from or related to the breach by a Selling Party of a representation, warranty or covenant under this Agreement.

2.                                         By Purchaser.  Purchaser agrees to indemnify Seller and its officers and directors with respect to, and hold them harmless and defend them from, all claims and causes of action (and related attorney fees and expenses) arising from or related to the breach by Purchaser of a representation, warranty or covenant under this Agreement.

VII.                             NOTICES

1.                                         Notices.  Notices are deemed given on the date of receipt if delivered personally or by express courier.  Notice given in any other manner will be deemed to have been given only if and when received at the address of the person to be notified as set forth above.  Each party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this paragraph.

VIII.                     GENERAL

1.                                      Assignment.  No party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other parties.

2.                                      Waiver.  Failure or delay of a party to exercise any right or remedy under this Agreement or to require strict performance by another party of any provision of this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder.  All of the rights of each party under this Agreement shall be cumulative and may be exercised separately or concurrently.

3.                                      Severability.  This Agreement is intended to be valid and effective throughout the world and, to the extent permissible under applicable law, shall be construed in a manner to avoid violation of or invalidity under any applicable law.  Should any provision hereof nevertheless be or become invalid, illegal or unenforceable under any applicable law, the other provisions hereof shall not be affected, and to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed amended lawfully to conform to the intent of the parties.

4.                                      No Third Party Beneficiaries.  The parties agree there shall be no third party beneficiaries of this Agreement.

5.                                      Governing Law.  The validity, construction, and performance of this Agreement and any dispute between the parties relating thereto shall be governed by and interpreted and determined in accordance with the laws of the State of Massachusetts (excluding its conflicts of laws provisions).  The parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as such may be amended from time to time, shall not apply to this Agreement.  Each party hereby waives any right to, and agrees not to seek, a trial by jury in connection with any matter arising out of or otherwise relating to this Agreement or the subject matter hereof.

6.                                      Jurisdiction.  Any action to interpret or enforce this Agreement shall be brought and maintained in federal or state court in Boston, Massachusetts.

7.                                      Specific Performance.  The parties agree that a breach of Section II. 1 cannot be adequately compensated by monetary damages and that specific performance of the Selling Parties’ obligations under such section is the proper remedy for any breach thereof.

8.                                      Entire Agreement.  This Agreement, together with the Exhibits, embodies the entire understanding between the parties as to the subject matter of this Agreement and supersedes all previous discussions and documents respecting such subject matter.  No amendment or modification to this Agreement shall be effective or binding on any party unless the same has been reduced to writing and signed by an authorized representative of such party.  The governing language of this Agreement is the English language, which shall control with respect to its interpretation.

9.                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all such counterparts shall constitute one and the same instrument.  As used herein, the term “counterparts” shall include full copies of this Agreement signed and delivered by facsimile transmission, as well as photocopies of such facsimile transmissions.  Each party represents that the signature of the individual noted in the signature block below is sufficient to bind it to and under the terms of this Agreement.

10.                               Survival of Representations and Warranties.  The representations and warranties in this Agreement shall survive the consummation of the purchase and sale of the Purchased Patents and related assets.

11.                               Exhibits.  The following Exhibits are included in the terms of the Agreement:

Exhibit 1:                                        Purchased Patents

Exhibit 2:                                        Patent Assignment

SELLER:		PURCHASER:

ANTIQUE BOOKS, INC.		WAVE SYSTEMS CORP.

By:	/s/ Robert Thibadeau	By:	/s/ Steven Sprague

Name:	Robert Thibadeau	Name:	Steven Sprague

Title:	President	Title:	President

Date:	May 4, 2010	Date:	May 7, 2010

SHAREHOLDER:

/s/ Robert Thibadeau

Robert Thibadeau, individually

Date:	May 4, 2010

EXHIBIT 1

PURCHASED PATENTS

PATENT NUMBER/ APPLICATION NUMBER	JURISDICTION	TITLE	PRICE
7,426,747	United States	Methods and systems for promoting security in a computer employing attached storage devices
$1,100,000
7,036,020	United States	Methods and systems for promoting security in a computer employing storage devices

EXHIBIT 2

PATENT ASSIGNMENT

WHEREAS, Antique Books, Inc., a Pennsylvania corporation with offices at 2 Queens Court, Pittsburgh, PA 15238 ( “Antique Books”) is the sole and exclusive owner of those certain patents and applications set forth on Attachment A hereto (referred to as the “Patents”); and

WHEREAS, Wave Systems Corp., a Delaware corporation with offices at 480 Pleasant Street, Lee, MA 01238 (“Purchaser”), is desirous of acquiring the right, title and interest in, to and under the said Patents;

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is acknowledged by the parties:

Antique Books does hereby sell, assign and transfer to Purchaser, the Patents, all of which are to be held and enjoyed by Purchaser for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, to the end of the term or terms for which said Patents are or may be granted, reissued or extended as fully and entirely as the same would have been held and enjoyed by Antique Books, if this assignment and sale had not been made; together with all causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the Patents, including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current and future infringement, and all rights to collect royalties or other payments under or on account of any of the Patents, all for Purchaser’s own use and behalf, and for the use and behalf of its successors, assigns or other legal representatives.

Antique Books hereby authorizes and requests the Commissioner of Patents and Trademarks, or an equivalent officer in any jurisdiction in which a Patent may have issued, to issue any and all Letters Patent on said inventions to Purchaser as assignee of the entire interest, and hereby covenants that Antique Books has full right to convey the entire interest herein assigned, and that, except as otherwise explicitly agreed and acknowledged in writing between the parties, Antique Books has not executed, and will not execute, any agreements in conflict therewith.

ANTIQUE BOOKS, INC.

By:	/s/ Robert Thibadeau
Name:	Robert Thibadeau
Title:	President
Date:	May 6, 2010

ATTACHMENT A

TO PATENT ASSIGNMENT

PATENT NUMBER/ APPLICATION NUMBER	JURISDICTION	TITLE
7,426,747	United States	Methods and systems for promoting security in a computer employing attached storage devices

7,036,020	United States	Methods and systems for promoting security in a computer employing storage devices